                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): July 18, 2002



                               SL INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)



  New Jersey                         1-4987             21-0682685
(STATE OR OTHER JURISDICTION OF      (COMMISSION        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     FILE NUMBER)       IDENTIFICATION NUMBER)

                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (856) 727-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On July 18, 2002, SL Industries, Inc. (the "Company") announced that it dismissed Arthur Andersen LLP ("Andersen") as its independent accountants and engaged Grant Thornton LLP as its new independent accountants. The decision to dismiss Andersen and to engage Grant Thornton LLP was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

Andersen's reports on the Company's financial statements for the two years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles.

However, As a result of an impairment charge related to the write off of intangible assets of a subsidiary of the Company recognized at December 31, 2001, the Company was in violation of its net income covenant for the fourth quarter of 2001 under the Company's Revolving Credit Facility. Additionally, on March 1, 2002 the Company received a notice from its lenders under the Revolving Credit Facility stating that it is currently in default under the Revolving Credit Facility due to its failure to meet a scheduled debt reduction.

Consequently, Andersen's report for the period ended December 31, 2001 dated March 15, 2002 did contain the following paragraph: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company was in technical default under its revolving credit facility at December 31, 2001 and an additional event of default occurred on March 1, 2002. Due to these events of default, the lenders that provide the revolving credit facility do not have to provide any further financing and have the right to terminate the facility and demand repayment of all amounts outstanding. The existence of these events of default raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

On May 23, 2002, the Company and its lenders reached an agreement, pursuant to which the lenders granted a waiver of default and amended certain financial covenants of the Company's revolving credit facility, so that the Company is in full compliance with the revolving credit facility after giving effect to the Amendment. Additional information related to this matter is provided in the Company's Form 8-K filed May 23, 2002.

During the Company's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Andersen with a copy of the foregoing disclosures and requested Andersen furnish the Company a letter stating whether it agrees with the statements herein. A copy of Andersen's letter will be filed by an amendment to this report.

During the Company's two most recent fiscal years and the subsequent interim periods through the date of this Form 8-K, the Company did not consult with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or events as set forth in Item 304(a)(2)(i) or
(ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit Number    Description
--------------    -----------
16                 Letter from Arthur Andersen LLP to the Securities and
                   Exchange Commission regarding a change in Certifying
                   Accountant. *


*  To be filed by an amendment to this report.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            SL INDUSTRIES, INC.


Dated:  July 22, 2002                       By: /s/ David R. Nuzzo
                                            ------------------------------------
                                                David R. Nuzzo
                                                Vice President Finance and
                                                Administration

                                  EXHIBIT INDEX

                  Exhibit Number    Description
                  --------------    -----------
                       16            Letter from Arthur Andersen LLP to the Securities and Exchange Commission. *

* to be filed by an amendment to this report.